UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 18, 2013

Date of Earliest Event Reported: September 17, 2013

Commission file no. 333-133184-12

Neiman Marcus Group LTD Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-3509435
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Marcus Square 1618 Main Street Dallas, Texas	75201
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (214) 743-7600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On September 17, 2013, Neiman Marcus Group LTD Inc., formerly Neiman Marcus, Inc. (the “Company”), filed a notification and report form with the U.S. Federal Trade Commission Premerger Notification Office pursuant to the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). Closing of the acquisition (the “Acquisition”) of the Company pursuant to the Agreement and Plan of Merger, dated as of September 9, 2013, among the Company, NM Mariposa Holdings, Inc., a Delaware corporation, and Mariposa Merger Sub LLC, a Delaware limited liability company, remains subject to the satisfaction or waiver of certain closing conditions, including the expiration of the waiting period under the HSR Act.  The waiting period under the HSR Act with respect to the Acquisition is scheduled to expire on October 17, 2013, unless a request for additional information is received prior to expiration, or the Acquisition is granted early termination of the waiting period under the HSR Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NEIMAN MARCUS GROUP LTD INC.

Date: September 18, 2013	By:	/s/ Tracy M. Preston
	Name:	Tracy M. Preston
	Title:	Senior Vice President and General Counsel